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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-41079, 333-47112, and 333-61360) and on
Form S-8 (File Nos. 33-51800, 33-71262, 333-05133, 333-90331, 33-54860,
33-71598, 33-63665, 333-31471, 333-55801, 333-90329, 333-41150, 333-61113,
333-63045, 333-57263, 333-86659, 333-32906, 333-50108, 333-52362, 333-71848,
333-91342, and 333-100584) of EMC Corporation of our report dated January 20, 2003, except for the third to last paragraph within Note L, as to which the date is March 11, 2003, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 17, 2003